Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

January 24, 2008

CONSENT OF ACCOUNTANT

Board of Directors
Lans Holdings, Inc.
Kuala Lumpur

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form SB-2/A, Registration Statement under the Securities Act of 1933, filed by Lans Holdings, Inc. of our report dated December 9, 2007, relating to the financial statements of Lans Holdings, Inc., a Nevada Corporation, for the period ending November 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC